UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2016

GETTY REALTY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110, Jericho, New York		11753-1681
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 478-5400

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders of the Company was held on May 19, 2016 (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following items:

Proposal 1: Election of Directors

Elected the following nominees to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are elected and qualify:

	VOTES CAST		ABSTENTIONS	BROKER NON-VOTES
	FOR	AGAINST
Leo Liebowitz	24,523,087	519,535	35,635	6,311,938
Milton Cooper	24,503,866	539,286	35,105	6,311,938
Philip E. Coviello	24,379,410	558,745	140,102	6,311,938
Christopher J. Constant	24,849,641	89,179	139,437	6,311,938
Richard E. Montag	24,837,050	100,930	140,277	6,311,938
Howard Safenowitz	24,079,226	784,787	214,244	6,311,938

Proposal 2: Advisory (Non-binding) Vote on Executive Compensation (Say-On-Pay)

Approved, on an advisory basis (non-binding), the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in the proxy statement (“Say on Pay”) for the Annual Meeting. There were 24,041,514 votes cast for the proposal, 599,236 votes cast against the proposal, 437,507 abstentions and 6,311,938 broker non-votes.

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. There were 31,035,204 votes cast for the appointment, 336,128 votes cast against the appointment, 18,863 abstentions and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: May 20, 2016	By:	/s/ Danion Fielding
Danion Fielding
Vice President, Chief
Financial Officer and Treasurer